UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

GOODNESS GROWTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Consulting Agreement

On May 24, 2023, Goodness Growth Holdings, Inc. (the “Company”), entered into a Consulting Agreement (the “Consulting Agreement”) by and between the Company and Grown Rogue Unlimited ULC (“Grown Rogue”).

The Consulting Agreement requires, among other things, that Grown Rogue provide consulting services to the Company’s subsidiaries related to cannabis cultivation, initially in the Minnesota and Maryland markets. The initial term of the agreement ends on June 30, 2025. The term will automatically renew for two additional two-year periods unless the Company provides notice of non-renewal at least 90 days prior to the expiration of the then-current term or another of the specified events of termination occurs.

The Company will pay Grown Rogue a consulting fee based upon any increase in the Company’s adjusted base income from operations for its Minnesota and Maryland operations (“ANI”). The adjustments are intended to attempt to minimize the effects of factors other than Grown Rogue’s advice and assistance in determining the fee.

Pursuant to the terms of the Consulting Agreement, the Company will issue 10,000,000 warrants to purchase subordinate voting shares of Goodness Growth to Grown Rogue, with a strike price equal to a 25.0 percent premium to the 10-day volume weighted average price (“VWAP”) of Goodness Growth’s subordinate voting shares prior to the effective date of the agreement. Similarly, Grown Rogue’s publicly-traded parent company, Grown Rogue International Inc. (CSE: GRIN) (“GRIN”) will issue 8,500,000 warrants to purchase subordinate voting shares of GRIN’s common stock to Goodness Growth, with a strike price equal to a 25.0 percent premium to the 10-day VWAP of GRIN’s subordinate voting shares prior to the effective date of the agreement. The warrants exchanged in the agreement will be issued with five-year terms to exercise, will not be registered with the United States Securities & Exchange Commission or qualified by any Canadian provincial securities commission, and will not be assignable except as set forth in the warrant certificates. The parties intend to issue the warrants within 60 days. The warrants and shares underlying such warrants will be subject to a four-month and one-day hold period under applicable Canadian securities laws.

If the Consulting Agreement is terminated prior to the expiration of the then-current term, in certain circumstances the Company may be required to pay a termination fee.

This summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Oﬀ-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference to the extent responsive to Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated herein by reference to the extent responsive to Item 3.02. The Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Item 1.01 is incorporated herein by reference to the extent responsive to Item 3.03.

Item 7.01.	Regulation FD Disclosure

On May 25, 2023, the Company issued a press release announcing the Transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated May 25, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODNESS GROWTH HOLDINGS, INC.
(Registrant)

By:	/s/ J. Michael Schroeder
J. Michael Schroeder
General Counsel and Corporate Secretary

Date: May 30, 2023